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                                                                    EXHIBIT 12.1

                          EDISON MISSION HOLDINGS CO.

             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                  YEAR
                                                                  ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              -------------
                                                                   (IN
                                                               THOUSANDS)
Earnings:

Income before taxes and extraordinary item..................    $ 53,735

Adjustments:
  Fixed charges, as below...................................      55,433
  Interest capitalized......................................      (1,779)
                                                                --------
Earnings as adjusted........................................    $107,389
                                                                ========
Fixed Charges:

Interest on indebtedness (expense and capitalized)..........    $ 55,433
                                                                ========
Ratio of Earnings to Fixed Charges..........................        1.94
                                                                ========
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